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                                                                     EXHIBIT 1.2

                           HMT TECHNOLOGY CORPORATION

                                1,500,000 Shares
                                  Common Stock
                               ($0.001 par value)

                      International Underwriting Agreement


                                                                 London, England
                                                                 August __, 1997

Salomon Brothers International Limited
Alex. Brown & Sons International
Hambrecht & Quist LLC
Robertson, Stephens & Company LLC
As International Representatives of the several
International Underwriters,
c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SW1W 0SB ENGLAND


Ladies and Gentlemen:

         HMT Technology Corporation, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "International Underwriters"), for whom you (the "International Representatives") are acting as representatives, 150,000 shares of Common Stock, $0.001 par value ("Common Stock"), of the Company, and the persons named in
Schedule II hereto (the "Selling Stockholders") propose to sell to the International Underwriters 1,350,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the "International Underwritten Securities"). The Company and the Selling Stockholders also propose to grant to the International Underwriters an option to purchase up to 225,000 additional shares of Common Stock (the "International Option Securities"; the International Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities"). It is understood that the Company and the Selling Stockholders are concurrently entering into a U.S. Underwriting Agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company, Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC and Robertson, Stephens & Company and the Selling Stockholders of an aggregate of 850,000 shares of Common Stock (said shares to be sold by the Company and the Selling Stockholders


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pursuant to the U.S. Underwriting Agreement being hereinafter called the "U.S.
Underwritten Securities"), in the United States and Canada through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Salomon Brothers International Limited, Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC and Robertson, Stephens & Company are acting as representatives (the "Representatives"), and providing for the grant to the U.S. Underwriters of an option to purchase from the Company and the Selling Stockholders up to 1,275,000 additional shares of Common Stock (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities" and the International Securities, together with the U.S. Securities, being hereinafter called the "Securities"). It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement. To the extent there are no additional International Underwriters listed on Schedule I other than you, the term International Representatives as used herein shall mean you, as International Underwriters, and the terms International Representatives and International Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, a Preliminary Prospectus or a Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or Prospectus "supplement" with respect shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  1.       Representations and Warranties.

                  (a) The Company represents and warrants to, and agrees with, each International Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in Section 17 hereof.

                        (i) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement



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         (file number 333-32025) on Form, including related preliminary prospectuses, for the registration under the Securities Act of 1933 (the "Act") of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after the Effective Date of such registration statement, final prospectuses in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectuses. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the International Representatives shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest International Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The two forms of prospectus are identical except for the outside front cover page, the discussion under the heading "Underwriting" and the outside back cover page. Such form of prospectus relating to the U.S. Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses".

                       (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which shares sold in respect of the International Underwriters' over-allotment option are purchased, if


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         such date is not the Closing Date (a "Settlement Date"), each
         Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), did or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any International Underwriter through the International Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

                      (iii) Each of the Company and its subsidiary, HMT Barbados FSC Ltd., a Barbados West Indies Company (the "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business; to the best of the Company's knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and the Subsidiary is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to its business, all of which are valid and in full force and effect; neither the Company nor the Subsidiary is in violation of its respective charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease,


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         contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which either of them or any of their properties may be bound; and neither the Company nor the Subsidiary is in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties. The Company does not own or control, directly or indirectly, any corporation, association or other entities other than the Subsidiary, which is not a "Significant Subsidiary" (as such term is defined in Regulation S-X of the Act).;

                       (iv) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                        (v) The Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Final Memorandum, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                       (vi) There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary or either of their property of a character required to be disclosed in the


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         Registration Statement which is not adequately disclosed in the
         Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required."

                      (vii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                     (viii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act;

                       (ix) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the International Underwriters in the manner contemplated herein and in the Prospectuses;

                        (x) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, (i) the charter or by-laws of the Company or the Subsidiary or (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Subsidiary is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of their properties.

                       (xi) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as have been waived in writing.

                      (xii) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition,


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         results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

                     (xiii) The Company owns or has obtained licenses for the patents, patent applications, trade and service marks, trade secrets and other intellectual properties referenced or described in the Prospectuses as being owned by or licensed to it (collectively, the "Intellectual Property"). Except as set forth in the Prospectuses under the caption "Risk Factors - Intellectual Property and Proprietary Rights," (a) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property; (b) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (e) to the Company's knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (f) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office. Each of the Company and the Subsidiary owns the Intellectual Property or has the rights to the Intellectual Property that is necessary to conduct its business as described in the Prospectuses.

                           Any certificate signed by any officer of the Company and delivered to the International Representatives or counsel for the International Underwriters in connection with the offering of the Securities shall be deemed a representation and


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         warranty by the Company, as to matters covered thereby, to each
         International Underwriter.

                  (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each International Underwriter that:

                        (i) Such Selling Stockholder is the lawful owner of the International Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such International Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such International Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

                         (ii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the International Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.

                      (iii) Certificates in negotiable form for such Selling Stockholder's International Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement duly authorized, executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with Boston EquiServe Limited Partnership as Custodian (the "Custodian"); the International Securities represented by the certificates so held in custody for such Selling Stockholder are subject to the interests hereunder of the International Underwriters, and the Company and the other Selling Stockholders; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such International Securities hereunder, certificates for the International Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

                       (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling

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         Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the International Securities by the International Underwriters and such other approvals as have been obtained.

                        (v) Neither the sale of the International Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, where applicable, the charter or by-laws of such Selling Stockholder or the terms of any material indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

                  In respect of any statements or omissions from the Registration Statement or the Prospectuses or any supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (a)(ii) of this Section.

                  2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders (collectively, the "Sellers" and individually, a "Seller") agree, severally and not jointly, to sell to each International Underwriter, and each International Underwriter agrees, severally and not jointly, to purchase from the Sellers at a purchase price of $ per share, the amount of the International Underwritten Securities set forth opposite such International Underwriter's name in Schedule I hereto. The amount of International Underwritten Securities to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total amount of Securities to be purchased by such Underwriter as the total amount of International Underwritten Securities to be sold by each Seller bears to the total amount of International Underwritten Securities to be sold pursuant hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders hereby grant an option to the several International Underwriters to purchase, severally and not jointly, up to 22,500 shares of the International Option Securities at the same purchase


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price per share as the International Underwriters shall pay for the
International Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the International Underwritten Securities by the International Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the International Prospectus upon written or telegraphic notice by the International Representatives to the Company and such Selling Stockholders setting forth the number of shares of the International Option Securities as to which the several International Underwriters are exercising the option and the Settlement Date. Delivery of certificates for the shares of International Option Securities and payment therefor shall be made as provided in Section 3 hereof. The maximum number of shares of the International Option Securities to be purchased by each International Underwriter shall be the same percentage of the total number of shares of the International Option Securities to be purchased by the several International Underwriters as such International Underwriter is purchasing of the International Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. Delivery and Payment. Delivery of and payment for the International Underwritten Securities and the International Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 7:00 AM, California time, on , 1997, or at such time on such later date not more than three Business Days after the foregoing date as the International Representatives and the Representatives shall designate, which date and time may be postponed by agreement among the International Representatives, the Representatives, the Company and the Selling Stockholders or as provided in
Section 9 hereof (such date and time of delivery and payment for the International Securities being herein called the "Closing Date"). Delivery of the International Securities shall be made to the International Representatives for the respective accounts of the several International Underwriters against payment by the several International Underwriters through the International Representatives of the respective aggregate purchase prices of the International Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the International Underwritten Securities and the International Option Securities shall be made through the facilities of The Depository Trust Company unless the International Representatives shall otherwise instruct.

                  Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several International Underwriters of the International Securities to be purchased by them from such Selling Stockholder and the respective International Underwriters will pay any additional stock transfer taxes involved in further transfers.

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                  If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company and the Selling Stockholders will deliver the International Option Securities (at the expense of the Company) to the International Representatives on the date specified by the International Representatives (which shall be within three Business Days after exercise of said option) against payment of the purchase price thereof to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to an account specified by each of the Company and the Selling Stockholders. If settlement for the International Option Securities occurs after the Closing Date, the Company and such Selling Stockholders will deliver to the International Representatives on the Settlement Date for the International Option Securities, and the obligation of the International Underwriters to purchase the International Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the U.S. Underwriting Agreement, and that the Settlement Date, if any, shall occur simultaneously with the "Settlement Date" under the U.S.
Underwriting Agreement.

                    4. Offering by Underwriters. It is understood that the several International Underwriters propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

                    5. Agreements.

                    (a) The Company agrees with the several International Underwriters that:

                        (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the International Representatives of such timely filing. The Company will promptly advise the International Representatives (A) when the Registration


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         Statement, if not effective at the Execution Time, shall have become effective, (B) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or of any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                       (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (A) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
         (B) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

                      (iii) As soon as practicable, the Company will make generally available to its security holders and to the International Representatives an earnings statement or statements of the Company and the Subsidiary which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                       (iv) The Company will furnish to the International Representatives and counsel for the International Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other International Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an International Underwriter or dealer may be required by the Act or otherwise required, as many copies of each International Preliminary Prospectus and the International Prospectus and any supplement thereto as the International Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                        (v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the International Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                       (vi) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of Salomon Brothers International Limited (which consent shall not be unreasonably withheld) , offer, sell or contract to sell, pledge or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock, the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction (except for the shares offered hereby); provided, however, that the Company may grant options and other rights and issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

                  (b) Each International Underwriter agrees that (i) it is not purchasing any of the International Securities for the account of any United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Securities or distribute any International Prospectus to any person in the United States or Canada, or to any United States or Canadian Person, and (iii) any dealer to whom it may sell any of the International Securities will represent that it is not purchasing for the account of any United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the International Securities in the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S.

Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Brothers International Limited (or through the Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of International Prospectuses or International Preliminary Prospectuses to) persons not United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any United States or Canadian Person.

                  (c) The agreements of the International Underwriters set forth in paragraph (b) of this Section 5 shall terminate upon the earlier of the following events:

               (i) a mutual agreement of the Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and in Section 5(b) of the U.S. Underwriting Agreement; or

               (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed, or (B) the Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the Representatives or the International Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

                  (d) Each International Underwriter severally represents and agrees that:

                        (i) it has not offered or sold and, prior to the expiration of six months from the Closing Date, will not offer or sell, any International Securities in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995;

                       (ii) it has complied and will comply with all applicable provisions of The Financial Services Act 1986 with respect to anything done by it in relation to the International Securities, in, from or otherwise involving the United Kingdom; and

                      (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the International Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or a person to whom the document may otherwise lawfully be issued or passed on.

                  (e) Each Selling Stockholder agrees with the several International Underwriters that such Selling Stockholder will not during the period of 90 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell, pledge or contract to sell, or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction (except for the shares offered hereby subject to certain limitations set forth in the "Lockup Agreement" attached as Exhibit A).

                  6. Conditions to the Obligations of the International Underwriters. The obligations of the International Underwriters to purchase the International Underwritten Securities and the International Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives and the International Representatives agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 3:00 PM California time on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 Noon California time on such date or (ii) 6:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 12:00 Noon California time on such date; if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to the applicable paragraph of Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to the International Representatives the opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date, to the effect that:

                        (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, and, to the best of such counsel's knowledge, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business, except where the failure to be so qualified would not have a material adverse effect on the financial condition, earnings, operations or business of the Company and the Subsidiary, taken as a whole;

                       (ii) all the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of the Subsidiary are owned of record by the Company free and clear of, to the knowledge of such counsel, any security interests, claims, liens or encumbrances;

                      (iii) the Company's authorized equity capitalization is as set forth in the Prospectuses under the caption "Capitalization"; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock"; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the International Underwriters pursuant to this Agreement and by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement, will be fully paid and nonassessable; the Securities being sold hereunder are duly authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution; the certificates for the "Common Stock" in the form filed as an exhibit to the Company's Registration Statement on Form 8-A filed with the Commission on January 19, 1996 are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to the best of such counsel's knowledge, other rights to subscribe for the Securities; and, to the best of such counsel's knowledge, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of the Company are outstanding;

                       (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the heading "Risk Factors--Intellectual Property and Proprietary Rights" fairly summarize the matters therein described;

                        (v) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and each of the Prospectuses (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                       (vi) this Agreement and the U.S. Underwriting Agreement have been duly authorized, executed and delivered by the Company;

                      (vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                     (viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Company in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and the U.S. Underwriting Agreement and in the Prospectuses and such other approvals (specified in such opinion) as have been obtained;

                       (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein or in the U.S. Underwriting Agreement contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, (i) the charter or by-laws of the Company or the Subsidiary or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Subsidiary is a party or bound or to which its property is subject and that would be required to be filed with the Commission in connection with a registration statement of the Company on Form S-1 filed as of the date hereof, or (iii) any statute, law, rule or regulation (except that such counsel need not opine as to requirements under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters), or, to the knowledge of such counsel, judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its or their properties; and

                        (x) to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights of persons identified in such opinion, which have been effectively waived.

         In addition, such opinion shall state that in connection with the preparation of the Registration Statement and the Prospectuses, such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' counsel and the independent certified public accountants of the Company, at which such conference the contents of the Registration Statement and Prospectuses and related matters were discussed and, although they have not verified the accuracy of completeness of the statements contained in the Registration Statement or the Prospectuses, nothing has come to their attention which leads them to believe that on the Effective Date, the Registration Statement (other than the financial statements including supporting schedules and other financial and statistical information contained therein, as to which they make no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectuses as of their date or as of the Closing Date (other than the financial statements including supporting schedules and other financial and statistical information contained therein as to which they make no comment), contained or contains any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California, the Delaware General Corporation Law or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the International Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

                  (c) Each of the Selling Stockholders shall have furnished to the International Representatives the opinion of counsel for such Selling Stockholder acceptable to the Representatives, dated the Closing Date, to the effect that:

                        (i) this Agreement, the U.S. Underwriting Agreement, the Custody Agreement and the Power-of-Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Stockholders, the Custody Agreement is valid and binding on such Selling Stockholders subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general principles of equity and to limitations or availability of equitable relief, including specific performance; and such Selling Stockholder has full legal right, and in the case of each Selling Stockholder that is an entity, power and authority under its organizational documents, to sell, transfer and deliver, in the manner provided in this Agreement, the U.S. Underwriting Agreement and the Custody Agreement, the Securities being sold by such Selling Stockholder hereunder;

                       (ii) the delivery by such Selling Stockholder to the several International Underwriters of certificates for the Securities being sold hereunder with due endorsement for transfer by such Selling Stockholder against payment therefor as provided herein, will pass valid title to such Securities to the several International Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

                      (iii) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the International Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                       (iv) neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law (except that such counsel need not opine as to requirements under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters) or, where applicable, the organizational documents of such Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than those in which such counsel is expert (which jurisdictions shall be disclosed in such opinion), to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the International Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials.

                  (d) The International Representatives shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the International Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the International Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to the International Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and this Agreement and that:

                        (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                       (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                  (f) Each Selling Stockholder shall have furnished to the International Representatives a certificate, signed by or on behalf of such Selling Stockholder or, where applicable, the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                  (g) At the Execution Time and at the Closing Date, Coopers and Lybrand L.L.P. shall have furnished to the International Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the International Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and [that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 1997, and as at June 30, 1997, in accordance with Statement on Accounting Standards No. 71 and stating in effect that:

                        (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                       (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and the Subsidiary; their review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information as indicated in their reports incorporated in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, finance and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Subsidiary as to transactions and events subsequent to June 30, 1997, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included or
                  incorporated in the Registration Statement and the Prospectuses do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                           (2) with respect to the period subsequent to June 30,
                  1997, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term liabilities of the Company and the Subsidiary or capital of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and the Subsidiary as compared with the amounts shown on the June 30, 1997 consolidated balance sheet included or incorporated in the Registration Statement and the Prospectuses, or for the period from July 1, 1997 to such specified date there were any decreases, as compared with the six-month period ended June 30, 1996 in net sales or income or in total or per share amounts of net income of the Company and the Subsidiary, or in income (loss) before income taxes provision (benefit) and extraordinary debt extinguishment costs, income tax provision (benefit), net income (loss) before extraordinary debt extinguishment costs, or in extraordinary debt extinguishment costs, net of income taxes, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                           (3) if the information included in the Registration
                  Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive

                   Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                      (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiary) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Prospectuses, the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K (or incorporated by reference therein), incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and the Subsidiary, excluding any questions of legal interpretation.

                  References to the Prospectuses in this paragraph (g) include any supplement thereto at the date of the letter.

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the International Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

                  (i) At the Execution Time, the Company shall have furnished to the International Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and certain stockholders of the Company addressed to the International Representatives, in which each such person agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction (except the shares offered hereby and by the U.S. Underwriting Agreement), for a period of 90 days after the Execution Time, other than as set forth therein.

                  (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (k) The Company shall have caused the Securities to be eligible for trading on the Nasdaq National Market upon issuance.

                  (l) Prior to the Closing Date, the Company and each Selling Stockholder shall have furnished to the International Representatives such further information, certificates and documents as the International Representatives may reasonably request.

                  (m) The closing of the purchase of the U.S. Underwritten Securities to be issued and sold by the Company and sold by the Selling Stockholders pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing described herein.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the International Representatives and counsel for the International Underwriters, this Agreement and all obligations of the International Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the International Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cooley Godward LLP, counsel for the Company, at Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, on the Closing Date.

                  7. Reimbursement of International Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the International Underwriters set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the International Underwriters, the Company will reimburse the International Underwriters severally through Salomon Brothers International Limited on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the International Underwriters under this
Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the International Underwriters set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

               8. Indemnification and Contribution. (a) The Company, jointly and severally, and Summit Ventures III, L.P., Summit Ventures IV, L.P., Summit Investors II. L.P. and Summit Subordinated Debt Fund (collectively"Summit"), severally, agree to indemnify and hold harmless each International Underwriter, the directors, officers, employees and agents of each International Underwriter and each person who controls any International Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (provided that Summit shall not be liable under such indemnity for any untrue statement or alleged untrue statement or any omission or alleged omission in the Preliminary Prospectus if Summit provided corrected information in writing to the Company or its counsel for inclusion in the final Prospectuses and the corrected information was not so included or such final Prospectuses were not properly delivered by the Company and/or the International Underwriters); provided, however, that the Company and Summit will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Underwriter through the International Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or Summit may otherwise have. Notwithstanding the foregoing, each U.S. Underwriter agrees that it shall not make demand on Summit for indemnification hereunder until, and except to the extent that, such Underwriter shall have made demand on the Company for indemnification hereunder and the Company shall not have paid the same within 30 days after such demand.

                  (b) Each Selling Stockholder other than Summit severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each International Underwriter, the directors, officers, employees and agents of each International Underwriter and each person who controls the Company or any International Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder to the same extent as the foregoing indemnity from the Company to each International Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the preparation of the documents referred to in the foregoing indemnity (provided that no Selling Stockholder shall be liable under such indemnity for any untrue statement or alleged untrue statement or any omission or alleged omission in the Preliminary Prospectus if such Selling Stockholder provided corrected information in writing to the Company or its counsel for inclusion in the final Prospectuses and the corrected information was not so included or such final Prospectuses were not properly delivered by the Company and/or the International Underwriters). This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

                  (c) Each International Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder and each person who controls such Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each International Underwriter, but only with reference to written information relating to such International Underwriter furnished to the Company by or on behalf of such International Underwriter through the International Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any International Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the International Securities, the stabilization legend in block capital letters on page 2 and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several International Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such International Underwriters and controlling persons, which firm shall be designated in writing by Salomon Brothers International Limited. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (e) In the event that the indemnity provided in paragraph (a),
(b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholders and the International Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the International Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the International Underwriters on the other from the offering of the International Securities; provided, however, that in no case shall any International Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the International Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such International Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the International Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and of the International Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the International Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the International Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the International Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the International Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an International Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an International Underwriter shall have the same rights to contribution as such International Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

                  (f) The liability of each Selling Stockholder other than Summit under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the International Securities sold by such Selling Stockholder to the International Underwriters (before deducting expenses). The liability of Summit under its representations and warranties contained in
Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to the lesser of (i) an amount equal to the net initial public offering price of the U.S. Securities sold by Summit to the International Underwriters (before deducting expenses), and (ii) Summit's proportionate share of the aggregate liability, based on the number of shares sold by it. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the International Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                  9. Default by an International Underwriter. If any one or more International Underwriters shall fail to purchase and pay for any of the International Securities agreed to be purchased by such International Underwriter or International Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining International Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of International Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of International Securities set forth opposite the names of all the remaining International Underwriters) the International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of International Securities set forth in Schedule I hereto, the remaining International Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the International Securities, and if such nondefaulting International Underwriters do not purchase all the International Securities, this Agreement will terminate without liability to any nondefaulting International Underwriter, the Selling Stockholders or the Company. In the event of a default by any International Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the International Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting International

Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting International Underwriter for damages occasioned by its default hereunder.

                  10.      Effective Date of Agreement and Termination.

                  This Agreement shall become effective at such time (after notification of the effectiveness of the Registration Statement has been released by the Commission) as the International Underwriters, the Selling Stockholders and the Company shall agree on the initial public offering price and underwriting discount per share, unless prior to such time such of the Underwriters as have agreed to purchase in the aggregate 50% or more of the Securities shall have given notice to the Company that such International Underwriters elect that this Agreement and the U.S. Underwriting Agreement shall not become effective; provided, however, that the provisions of this Section 10 and of Section 8 hereof shall at all times be effective. If this Agreement shall not have become effective prior to 2:00 PM, California time, on the seventh full business day after the Effective Date, this Agreement shall not thereafter become effective unless such period is extended by agreement among the International Underwriters, the Selling Stockholders and the Company.

                  This Agreement shall be subject to termination in the absolute discretion of the International Representatives, by notice given to the Company prior to delivery of and payment for the International Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the International Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the International Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the International Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any International Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the International Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the International Representatives, will be mailed, delivered or telefaxed to the Salomon Brothers International Limited General Counsel (fax no.: (212) 783-1752) and confirmed to the General Counsel, care of Salomon Brothers International Limited, at Victoria Plaza, 111 Buckingham Palace Road, London SW1W 0SB ENGLAND, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to
(408) 623-9750 and confirmed to it at 1055 Page Avenue, Fremont, California 94538, attention of Peter S. Norris, Chief Financial Officer, with a copy to James C. Kitch, Esq., Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306 (fax no: (650) 857-0063); or if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to them at the addresses set forth in Schedule II hereto.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                    17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or the State of California.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                    "International Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

                    "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

                  "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus," respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in the first paragraph set forth above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses."

                  "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several International Underwriters.

                                  Very truly yours,

                                  HMT Technology Corporation

                                  By:
                                     ---------------------------------
                                                    [Title]


                                  Selling Stockholders

                                  By:
                                     ----------------------------------
                                         Attorney-in-fact


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers International Limited
Alex. Brown & Sons International
Hambrecht & Quist LLC
Robertson, Stephens & Company LLC

By:  Salomon Brothers International Limited

By:
   ----------------------------------------
         [Title]

                                   SCHEDULE I



                                                                                          Number of
                                                                                         Shares-to-be
                                  Underwriters                                            Purchased
----------------------------------------------------------------------------------       -------------
Salomon Brothers International Limited...........................................
Alex. Brown & Sons International.................................................
Hambrecht & Quist LLC............................................................
Robertson, Stephens & Company LLC................................................




                                                                                           ---------
                  Total..........................................................          1,500,000
                                                                                           =========

                                   SCHEDULE II


                                                                       Number of Underwritten
                                                                          Securities to be
Selling Stockholders                                                           Sold
--------------------                                                   -----------------------
Summit Ventures III, L.P.
         [Address]
 Summit Ventures IV, L.P.
         [Address]
 Summit Investors II. L.P.
         [Address]
Summit Subordinated Debt Fund L.P.
         [Address]
Hitachi Metals, Ltd.
         [Address]
Ronald L. Schauer
         [Address]
Michael A. Russak
         [Address]
George J. Hall
         [Address]
Ronald J. Buschur
         [Address]
Peter S. Norris
         [Address]
Crossroads SF Limited Partnership
         [Address]
Joseph E. Haefele
         [Address]
Crossroads Capital II Limited Partnership
         [Address]
Bruce C. Edwards
         [Address]
Crossroads DPT Limited Partnership
         [Address]


                                                                            ---------

                  Total . . . . . . . . .                                   1,350,000
                                                                            =========

                                       37